UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fresh Harvest Products, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	33-1130446
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

280 Madison Avenue, Suite 1005

New York, NY 10016

(Address of principal executive offices) (Zip Code)

2008 PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN

 (Full title of Plan)

Michael J. Friedman, President

Fresh Harvest Products, Inc.

280 Madison Avenue, Suite 1005

New York, NY 10016

Telephone: 212-889-5904

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0001	3,500,000(2)	$0.25	$875,000	$34.39

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 29, 2008.

(2)	Issuable pursuant to the 2008 Professional/Consultant Stock Compensation Plan dated as of May 10, 2008.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Michael J. Friedman

280 Madison Avenue, Suite 1005

New York, NY 10016

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•

Reference is made to the Registrant's annual report on Form 10-KSB for the year ended October 31, 2007, as filed with the SEC on February 13, 2008, which is hereby incorporated by reference.

•

Reference is made to the Registrant's annual report on Form 10-KSB for the year ended October 31, 2006, as filed with the SEC on February 9, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's quarterly report on Form 10-QSB, for the quarter ended January 31, 2008, as filed with the SEC on March 24, 2008, which is hereby incorporated by reference.

•

 Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended July 31, 2007, as filed with the SEC on September 14, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended April 30, 2007, as filed with the SEC on June 14, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended January 31, 2007, as filed with the SEC on March 26, 2007, which is hereby incorporated by reference.

•

 Reference is made to the Registrant's quarterly report on Form 10-QSB/A for the quarter ended April 30, 2006, as filed with the SEC on February 6, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's quarterly report on Form 10-QSB/A for the quarter ended January 31, 2006, as filed with the SEC on January 1, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on February 20, 2008, which is hereby incorporated by reference.

•

Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on February 19, 2008, which is hereby incorporated by reference.

•

Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on May 16, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on April 18, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on March 1, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on February 1, 2007, which is hereby incorporated by reference.

•

Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on January 5, 2007, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Thomas Boccieri, Esq.

Item 6. Indemnification of Directors and Officers.

Our articles of incorporation limit the liability of directors to the maximum extent permitted by law. Our bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT
5.1	Legality Opinion of Thomas Boccieri, Esq.
10.1	2008 Professional/ Consultant Stock Compensation Plan
23.1	Consent of Thomas Boccieri, Esq. is included in Exhibit 5.1
23.2	Consent of Moore & Associates, Chartered

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey on June 3, 2008.

Fresh Harvest Products, Inc.

By:	/s/ Michael J Friedman
Michael J. Friedman
Chief Executive Officer, President and Director

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ Michael J. Friedman	Chief Executive Officer	June 3, 2008
Michael J. Friedman	(Principal Executive Officer), President and Director

/s/ Dominick Cingari	Chief Operating Officer and Director	June 3, 2008
Dominick Cingari
June 3, 2008
/s/ Richard Verdiramo	Director
Richard Verdiramo

/s/ Jay Odintz	Director	June 3, 2008
Jay Odintz